Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 22, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Eclipsys Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

February 11, 2008